Exhibit 99.1

EXHIBIT A

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: February 14, 2012	WaldenVC, LLC

	By:	/s/ Lawrence Marcus
Name: Lawrence Marcus
Title: Managing Member

WaldenVC II, L.P.

	By:	/s/ Lawrence Marcus
Name: Lawrence Marcus
Title: Managing Member

WaldenVC III, LLC

	By:	/s/ Lawrence Marcus
Name: Lawrence Marcus
Title: Managing Member

WaldenVC SPK, LLC

	By:	/s/ Lawrence Marcus
Name: Lawrence Marcus
Title: Managing Member